                   MODIFICATION AND RATIFICATION OF LEASE

This Modification and Ratification of Lease Agreement is made and entered into between 10210 North Central Expressway Centex J.V. (Lessor) and United Medicorp, Inc. (Lessee) for and in consideration of One Dollar ($1.00) and other good and valuable consideration.

                                  WITNESSETH:

1) Lessor and Lessee confirm and ratify, except as modified below, all of the terms, conditions, and covenants in that certain Commercial Lease Agreement dated June 1, 1989, and amended June 20, 1989; April 4, 1990; January 8, 1992; and May 1, 1992, between Aetna Life Insurance Company and Lessee, for the rental of the following described property:

    8,200 rentable square feet in Suite 400, situated at 10210 North Central Expressway, Dallas, Texas 75231.

2) Lessee warrants that Lessee has accepted and is now in possession of the Leased Premises and that the Commercial Lease Agreement is valid and presently in full force and effect.

3) LESSOR CHANGE. Lessor and Lessee agree that Lessor is changed from Aetna Life Insurance Company to 10210 North Central Expressway Centex J.V.

4) LEASE TERM. Lessor and Lessee agree that the term of the Commercial Lease Agreement is extended for sixty five (65) months so that the expiration date shall be changed from August 31, 1995 to January 31, 2001.

5) BASE MONTHLY RENT. Lessor and Lessee agree that beginning September 1, 1995, the monthly rent for the renewal term shall be as follows:

MONTHS                      BASE MONTHLY RENT                   RENT PSF
- ------                      -----------------                   --------
9/1/95-1/31/96                 $0.00                             $0.00
2/1/96-1/31/99                 $7,544.17                         $11.00
2/1/99-1/31/2000               $7,887.08                         $11.50
2/1/2000-1/31/2001             $8,230.00                         $12.00

6) WAIVER OF MONTHLY RENT. Lessor and Lessee agree that the monthly rental payment of $9,142.16 which would otherwise be due on August 1, 1995, is hereby waived.

7) ESCALATIONS. For purposes of ascertaining the adjustment to Monthly Base Rent where Base Amount is referred to Addendum B of the primary lease, Base Amount shall be changed from $5.50 psf to 1996 Base Year.

8) TERMINATION OPTION. After three years of occupancy, Lessee shall have the right to cancel this lease with ninety days notice to Lessor.

9) EXPANSION OPTION. During the first two years of this lease extension beginning September 1, 1995, Lessee shall have the right to expand into any available space in the building up to an additional 8,200 rentable square feet. Such expansion shall be at the same rate that Lessee is paying at the time of such expansion for Lessee's primary space and shall increase, on a per square foot basis, in accordance with #5 above. Such expansion shall be granted only on space that is not encumbered by options of other tenants in the building. All other terms and conditions of such expansion will be the same as this lease renewal for the primary space.

10) LEASEHOLD IMPROVEMENTS. Lessor and Lessee agree that the premises shall be accepted "as is", except for the following improvements which are to be completed at Lessor's expense no later than September 30, 1995.

a) New carpet in the central hallway from a point beginning at the junction with the large open area at the west end all the way to the east end of the hallway, including the conference area, UMC to have choice of color.

b) New carpet in the office immediately in front of the main entrance to Suite 400, UMC to have choice of color.

c) One new wall and doorway to be constructed so as to enclose the existing conference area.

d) One "coffee bar", consisting of a counter top measuring about 6 feet by 3 feet, with built in cabinets underneath and a water line for a coffee maker. The location of the "coffee bar" will be determined by UMC in the western end of Suite 400.

11) SPACE REDUCTION OPTION. Lessor and Lessee agree that Lessee shall have a space reduction option on up to 4,100 rentable square feet of Suite 400 whereby Lessee can at any time following July 31, 1996 make a payment equal to four times the then current monthly rental for the portion of Suite 400 which Lessee is vacating. Lessee shall have thirty (30) days to vacate that portion of Suite 400 following its notice to Lessor to reduce its space.

12) SIGNAGE. Lessor and Lessee agree that Lessor shall allow Lessee to place its name "United Medicorp" on the existing sign located next to the driveway in front of the building on Blair Street. Lessee shall have exclusive use of this sign. The design of the sign will be mutually agreed upon by Lessor and Lessee.

13) Lessor and Lessee agree that all other terms and conditions remain the same.

Signed at Dallas, Texas, this 19th day of July, 1995.



LESSOR:
10210 North Central Expressway Centex J.V.


BY:     /s/ SUE SHELTON
    ----------------------------
           Sue Shelton

TITLE: Agent



LESSEE:
United Medicorp, Inc.


BY:      /s/ P.W. SCARNAN
    ----------------------------
           P.W. Scarnan

TITLE: President & C.E.O.

                      MODIFICATION AND RATIFICATION OF LEASE

This Modification and Ratification of Lease Agreement is made and entered into between 10210 NORTH CENTRAL EXPRESSWAY CENTEX J.V. (Lessor) and UNITED MEDICORP (Lessee) for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

                                W I T N E S S E T H:

1. Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions, and covenants in that certain written Commercial Lease Agreement dated June 1, 1989, and amended June 20, 1989; April 4, 1990; January 8, 1992; May 1, 1992; and July 19, 1995, between Lessor and Lessee, for the rental of the following described property:

              8,200 RENTABLE SQUARE FEET IN SUITE 400, SITUATED AT 10210 NORTH CENTRAL EXPRESSWAY, DALLAS, TEXAS, 75231.

2. Lessee warrants that Lessee has accepted and is now in possession of the Leased Premises and that the Commercial Lease Agreement is valid and presently in full force and effect.

3. Lessor and Lessee agree that square footage of the premises shall be changed from 8,200 s.f. to 8,230 s.f.

4. Lessor and Lessee agree the all other terms and conditions remain the same.

SIGNED AT Dallas, Texas, this 26 day of July, 1995.


                                 LESSOR:
                                 10210 NORTH CENTRAL EXPRESSWAY CENTEX J.V.


                                 BY: /s/ SUE SHELTON
                                     --------------------------------------
                                     Sue Shelton

                                 TITLE: Authorized Agent
                                        -----------------------------------


                                 LESSEE:
                                 UNITED MEDICORP, INC.


                                 BY: /s/ P.W. SCARNAN
                                     --------------------------------------
                                     P.W. Scarnan

                                 ITS: President & C.E.O.
                                      -------------------------------------